                                                       EXHIBIT 11
                    WPS RESOURCES CORPORATION

==============================================================================
INFORMATION WITH RESPECT TO THE COMPUTATION OF
EARNINGS PER SHARE OF COMMON STOCK                      Three Months Ended
(Thousands)                                                  March 31
                                                         1996        1995
==============================================================================
Shares of common stock at beginning of period           23,897      23,897
Shares of common stock purchased for deferred
  compensation trust -

     Date of deferred                   Number
compensation trust purchase           of Shares
- ---------------------------           ---------

January 22, 1996                          469                1
February 20, 1996                       1,027                1
March 21, 1996                          1,132                1
- ------------------------------------------------------------------------------
Shares of common stock at end of period                 23,894      23,897
==============================================================================

Computation of daily weighted average
  shares:

Shares of common stock at
  beginning of period -

                          Number       Number
                            of           of
                           Days        Shares
                          ------       ------
March 31, 1995              90       23,896,962              -   2,150,727
March 31, 1996              21       23,896,962        501,836           -

Shares of common stock after
  purchase for deferred compensation trust -

                          Number       Number
                            of           of
                           Days        Shares
                          ------       ------
March 31, 1996              29       23,896,493        692,998           -
March 31, 1996              10       23,895,466        238,955           -
March 31, 1996              20       23,895,467        477,909           -
March 31, 1996              11       23,894,334        262,838           -
- ------------------------------------------------------------------------------
Total days - weighted                                2,174,536   2,150,727
==============================================================================

Average number of shares of common
  stock based on daily
  weighted average computations                         23,896      23,897
==============================================================================

Earnings on common stock, as set forth
  in statements of income                              $23,520     $20,238
==============================================================================

Earnings per share of common stock based on
  weighted average shares                                $0.98       $0.85
==============================================================================

The accompanying notes to financial statements are an integral part of these statements.